AMENDED AND RESTATED

AS OF DECEMBER 8, 2016

FERRO CORPORATION

CODE OF REGULATIONS

Article I

Meetings of Shareholders

Section 1.Annual Meeting.  The annual meeting of shareholders of the Corporation shall be held at such place (within or without the State of Ohio) and on such date and at such time as the Board of Directors of the Corporation (the “Board”) may determine. At each annual meeting of shareholders, the directors shall be elected as provided in Section 2 of Article II, and such other business transacted as may be specified in the notice of the meeting. The Board may postpone and reschedule any previously scheduled annual meeting of shareholders.

Section 2.Special Meetings.

(a)Special meetings of shareholders may be called at any time only (i) by the Chairman of the Board, the President, or a majority of the directors then in office acting with or without a meeting, or (ii) by shareholder(s) of record holding twenty-five percent or more of the outstanding shares entitled to vote at such meeting who properly request the call of such special meeting in proper written form pursuant to Section 2(b) and Section 2(c) of this Article I.

(b)To properly request the call of a special meeting of shareholders, the requesting shareholder(s) must deliver either in person or by registered mail to the President or the Secretary of the Corporation at the principal executive offices of the Corporation a request in proper written form signed by each requesting shareholder.

(c)For a request for a call of a special meeting to be in proper written form, the request must set forth: (A) as to each matter the shareholder(s) propose to bring before the special meeting: (1) a description in reasonable detail of the business or proposal proposed to be brought before the special meeting; (2) the text of the proposal (including the text of any related resolutions and the language of the proposed amendment(s) to the Amended Articles of Incorporation, as amended from time to time (the “Articles”) or this Code of Regulations, as amended from time to time (these “Regulations”), if any; and (3) the reasons for conducting the business or proposals at the special meeting, and the reasons why the business or proposals could not be addressed at an annual meeting of shareholders; (B) as to each requesting shareholder and any shareholder associate (as defined in this Section 2(c)): (1) the name and address of the shareholder and any shareholder associate; (2) a representation that the shareholder is a holder of record of securities of the Corporation entitled to vote at the meeting and that the shareholder, or the beneficial owner on whose behalf the request is made, intends to remain so through the date of the meeting and to present the business or proposal at the meeting; (3) the class, series and number of any securities of the Corporation that are owned of record or beneficially by each of these persons as of the date of the request, and, if the shareholder is not the record holder of such securities, a written statement from the record holder of the securities verifying such ownership as of the date of the request; (4) a description of any material interests of any of these persons in the business or proposal proposed and of all arrangements between these persons and any other person in connection with the business or proposal, including any proxy, contract or other arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any securities of the Corporation; (5) a description of (i) any derivative positions related to any class or series of securities of the Corporation owned of record or beneficially by the shareholder or any shareholder associate and (ii) any hedging or other transaction or series of transactions, agreement, arrangement or understanding with respect to any of the Corporation’s securities entered into or made by such shareholder or any shareholder associate; and (C) a representation as to whether the shareholder or any shareholder associate intends, or intends to be part of a group that intends, to deliver a proxy statement and/or form of proxy to holders of the Corporation’s outstanding capital stock and/or otherwise to solicit proxies from shareholders in support of the business or proposal. For purposes of these Regulations, “shareholder associate” of any shareholder means (1) any person controlling, directly or indirectly, or acting in concert with, the shareholder; (2) any beneficial owner of securities of the Corporation owned of record or beneficially by the shareholder; and (3) any person controlling, controlled by or under common control with the shareholder associate.

(d)Upon request in writing delivered either in person or by registered mail to the President or the Secretary of the Corporation by any persons entitled to call a special meeting of shareholders, the Board shall fix a record date for such special meeting, which may not be a date earlier than the date on which the record date is fixed and may not be longer than sixty days preceding the date of the special meeting, and the President or the Secretary, as the case may be, will cause notice to be given to the shareholders of the Corporation entitled to notice of the meeting to be held on a date not less than seven nor more than sixty days after the receipt of the request, as the officer may fix, in accordance with Section 3 of this Article I. If the notice is not given within fifteen days after the delivery or mailing of the request, the persons calling the meeting may fix the time of meeting and give notice of the meeting not less than seven nor more than sixty days before the date of such meeting, or cause the notice to be given by any designated representative, in each case in accordance with Section 3 of this Article I, and may fix the record date for the special meeting, which shall not be a date earlier than the date on which the record date is fixed and shall not be more than sixty days preceding the date of the special meeting.

(e)Special meetings of shareholders may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof. The Board may postpone and reschedule any previously scheduled special meeting of shareholders.

Section 3.Notice of Meetings. Written notice of each annual or special meeting stating the time, place, and the purposes thereof, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given by personal delivery, by mail, by overnight delivery service or by any other means of communication authorized by the shareholder to whom the notice is given, to each shareholder of record entitled to vote at or entitled to notice of the meeting, not less than seven or more than sixty days before any such meeting. If mailed or sent by overnight delivery service, such notice shall be directed to the shareholder at such shareholder’s address as the same appears upon the records of the Corporation. If sent by any other means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.

Section 4.Persons Becoming Entitled by Operation of Law. Every person who by operation of law, by transfer, or by any other means whatsoever, shall become entitled to any share, or right or interest therein, shall be bound by every notice in respect of such share, which, prior to the entering of such person’s name and address upon the books of the Corporation, shall have been duly given to the record holder from whom such person derived his, her or its title to such share.

Section 5.Quorum and Adjournments. Except as may be otherwise required by law or by the Articles, the holders of shares entitling them to exercise a majority of the voting power of the Corporation shall constitute a quorum to hold a shareholders’ meeting. Any meeting, whether or not a quorum is present, may be adjourned from time to time and from place to place (i) by vote of the holders of a majority of the voting shares represented thereat, without notice other than by announcement at such meeting or (ii) as provided in Section 6(a) of this Article I.

Section 6.Order of Business.

(a)The Chairman of the Board, or such other officer of the Corporation designated by a majority of the directors then in office, will call meetings of the shareholders to order, will determine the order of business and will act as the presiding officer thereof, and will have the authority in his or her sole discretion to determine the rules of procedure of the meeting and regulate the conduct of the meeting, including without limitation (i) by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend the meeting; (ii) by ascertaining whether any shareholder or his or her proxy may be excluded from such meeting based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted the proceedings thereat; (iii) by determining the circumstances in which any person may make a statement or ask questions at such meeting; (iv) by ruling on all procedural questions that may arise during or in connection with the meeting; (v) by determining whether any nomination of a director nominee or any business or proposal proposed to be brought before the meeting has been properly brought before the meeting in accordance with these Regulations; and (vi) by adjourning the meeting.

(b)At an annual meeting of the shareholders, only such business or proposals (other than the nomination of candidates for election as directors of the Corporation, which is governed by Section 3 and Section 3A of Article II) will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business or proposals must be specified in the notice of meeting (or any supplement thereto) given in accordance with Section 3 of this Article I; (ii) otherwise properly brought before the meeting by the presiding officer of the meeting or by or at the direction of a majority of the directors then in office; or (iii) properly requested to be brought before the meeting by a shareholder of the Corporation pursuant to Section (6)(c), Section 6(d) and Section 6(e) of this Article I.

(c)For business to be properly requested by a shareholder to be brought before an annual meeting of shareholders, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these Regulations and at the time of such annual meeting, (ii) be entitled to vote at such meeting, and (iii) have given timely notice in proper written form thereof in writing to the Secretary.

(d)For a shareholder’s notice of business to be brought before an annual meeting to be timely, the notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the first anniversary of the date of the preceding year's annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced or delayed by more than 30 calendar days from the first anniversary of the preceding year’s annual meeting, then notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of any postponement or adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. For purposes of these Regulations, “public announcement” means disclosure in a press release reported by the Dow Jones News Service or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder, or otherwise furnished to shareholders.

(e)For a shareholder’s notice of business to be brought before an annual meeting to be in proper written form, a shareholder's notice must set forth: (A) as to each matter the shareholder proposes to bring before the annual meeting: (1) a description in reasonable detail of the business or proposal proposed to be brought before the annual meeting; (2) the text of the proposal (including the text of any related resolutions and the language of the proposed amendment(s) to the Articles or these Regulations, if any; and (3) the reasons for conducting the business or proposal at the annual meeting; (B) as to each shareholder proposing such business or proposal and any shareholder associate: (1) the name and address of the shareholder and any shareholder associate; (2) a representation that the shareholder is a holder of record of securities of the Corporation entitled to vote at the meeting and that the shareholder, or the beneficial owner on whose behalf the proposal or business is to be brought before the annual meeting, intends to remain so through the date of the meeting and to present the business or proposal at the meeting; (3) the class, series and number of any securities of the Corporation that are owned of record or beneficially by each of these persons as of the date of the shareholder’s notice and, if the shareholder is not the record holder of such securities, a written statement from the record holder of the securities verifying such ownership as of the date of the shareholder’s notice; (4) a description of any material interests of any of these persons in the business or proposal proposed and of all arrangements between these persons and any other person in connection with the business or proposal, including any proxy, contract or other arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any securities of the Corporation; and (5) a description of (i) any derivative positions related to any class or series of securities of the Corporation owned of record or beneficially by the shareholder or any shareholder associate and (ii) any hedging or other transaction or series of transactions, agreement, arrangement or understanding with respect to any of the Corporation’s securities entered into or made by such shareholder or any shareholder associate; and (C) a representation as to whether the shareholder or any shareholder associate intends, or intends to be part of a group that intends, to deliver a proxy statement and/or form of proxy to holders of the Corporation’s outstanding capital stock and/or otherwise to solicit proxies from shareholders in support of the business or proposal. Notwithstanding the foregoing provisions of these Regulations, in order to include information regarding a shareholder proposal in the Corporation’s proxy statement for an annual meeting of shareholders, a shareholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 6(e). Nothing in this Section 6(e) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(f)At a special meeting of shareholders, only such business and proposals may be conducted or considered as are properly brought before the special meeting. To be properly brought before a special meeting, the business or proposal must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with Section 3 of Article I, and in the case of a special meeting called by shareholders of the Corporation pursuant to Section 2 of Article I, specified in the written request for the call of the special meeting, or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the directors then in office.

(g)If the presiding officer of a meeting of shareholders determines that any business or proposal has not been timely and properly brought before such meeting in accordance with the provisions of this Section 6, he or she will so declare to the meeting and any such business or proposal will not be conducted or considered.

Article II

Directors

Section 1.Number. The number of directors shall be not less than six nor more than fifteen as may be determined by the approval of a majority of votes cast by shareholders at any annual meeting, and when so fixed such number shall continue to be the authorized number of directors until changed by the shareholders by vote as aforesaid or by the directors as hereinafter provided. For purposes of the foregoing, an abstention shall not represent a vote cast. In addition to the authority of the shareholders to fix or change the number of directors, the directors, by majority vote of the directors then in office, (i) may change the number of directors, provided that in no event may the directors fix the number of directors at less than six nor more than fifteen and (ii) may fill any director’s office that is created by an increase in the number of directors.

Section 2.Classification and Election of Directors. The directors shall be elected annually to terms of one year beginning with those directors elected at the 2014 annual meeting of shareholders, provided that all directors then serving whose terms do not expire at the 2014 annual meeting of shareholders will continue to serve out the remainder of their unexpired terms. Except at a special meeting called for the purpose of removing directors, if permitted, or expanding the number of directors, directors may be elected only at an annual meeting of shareholders. Election of directors at a meeting of the shareholders shall be by ballot whenever requested by any person entitled to vote at the meeting; but unless so requested, such election may be conducted in any way approved at such meeting.

Section 3.Nominations.

(a)Only individuals who are nominated in accordance with the procedures of this Section 3 or Section 3A of this Article II shall be eligible for election as directors of the Corporation. Nominations for the election of directors may be made only at an annual meeting of shareholders and only (i) by the affirmative vote of a majority of the directors then in office or (ii) except as provided in Section 3A of this Article II, by any shareholder who is a shareholder of record at the time of giving of notice of a meeting of shareholders who is entitled to vote for the election of directors at such meeting and who makes the nomination pursuant to timely notice in proper written form to the Secretary in compliance with the procedures set forth in this Section 3.

(b)For nominations of persons for election as directors at an annual meeting to be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced or delayed by more than 30 calendar days from the first anniversary of the preceding year’s annual meeting, then notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of any postponement or adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c)For a shareholder’s nomination to be in proper written form, a shareholder’s notice must set forth: (A) as to each person who is not an incumbent director of the Corporation whom the shareholder proposes to nominate for election as a director, (1) the name, age, business address and residence address of such person; (2) the principal occupation or employment of such person; (3) the class, series and number of any securities of the Corporation that are owned of record or beneficially by such person as of the date of the notice, and, if the shareholder is not the record holder of such securities, a written statement from the record holder of the securities verifying such ownership as of the date of the notice; (4) any other information relating to such person that is required to be disclosed in solicitations for proxies for elections of directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation under the Exchange Act); and (5) any other information relating to such person that the Board or any nominating committee of the Board reviews in considering any person for nomination as a director, as will be provided by the Secretary of the Corporation upon request; (B) as to the shareholder giving the notice and any shareholder associate, (1) the name and address of the shareholder and any shareholder associate; (2) a representation that the shareholder is a holder of record of securities of the Corporation entitled to vote at the meeting and that the shareholder, or the beneficial owner on whose behalf the nomination is made, intends to remain so through the date of the meeting and to nominate at the meeting the person(s) specified in the notice; (3) the class, series and number of any securities of the Corporation that are owned of record or beneficially by each of these persons as of the date of the shareholder’s notice, if the shareholder is not the record holder of such securities, a written statement from the record holder of the securities verifying such ownership as of the date of the notice; (4) a description of all arrangements between these persons and any other person in connection with the nomination, including any proxy, contract or other arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any securities of the Corporation; and (5) a description of (i) any derivative positions related to any class or series of securities of the Corporation owned of record or beneficially by the shareholder or any shareholder associate and (ii) any hedging or other transaction or series of transactions, agreement, arrangement or understanding with respect to any of the Corporation’s securities entered into or made by such shareholder or any shareholder associate; (C) a representation as to whether the shareholder or any shareholder associate intends, or intends to be part of a group that intends, to deliver a proxy statement and/or form of proxy to holders of the Corporation’s outstanding capital stock and/or otherwise to solicit proxies from shareholders in support of the election of the proposed nominee; and (D) a written consent of each proposed nominee to serve as a director of the Corporation, if elected, and a representation that the proposed nominee (i) does not or will not have any undisclosed voting commitments or other arrangements with respect to his or her actions as a director and will comply with these Regulations and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies, principles and guidelines of the Corporation.

(d)If the presiding officer of a meeting of shareholders determines that any nomination has not been timely and properly brought before such meeting in accordance with the provisions of this Section 3, he or she will so declare to the meeting and such defective nomination will be disregarded.

Section 3A. Shareholder Nominations Included in the Corporation’s Proxy Materials.

(a)Inclusion of Nominees in Proxy Statement. Subject to the provisions of this Section 3A, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of shareholders:

(i)the names of any person or persons nominated for election (each, a “Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board, all applicable conditions and complied with all applicable procedures set forth in this Section 3A (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”);

(ii)disclosure about each Nominee and the Nominating Shareholder required under the rules of the Securities and Exchange Commission (“SEC”) or other applicable law to be included in the proxy statement;

(iii)any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of each Nominee’s election to the Board (subject, without limitation, to Section 3A(e)(ii) of this Article II), if such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”); and

(iv)any other information that the Corporation or the Board determines, in their discretion, to include in the proxy statement relating to the nomination of each Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section  and any solicitation materials or related information  with respect to a Nominee.

For purposes of this Section 3A, any determination to be made by the Board may be made by the Board, a committee of the Board or any officer of the Corporation designated by  the Board or a committee of the Board, and any such determination shall be final and binding on the Corporation, any Eligible Holder, any Nominating Shareholder, any Nominee and any other person so long as made in good faith (without any further requirements). The chairman of any annual meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Nominee has been nominated in accordance with the requirements of this Section 3A and, if not so nominated, shall direct and declare at the meeting that such Nominee shall not be considered.

(b)Maximum Number of Nominees.

(i)The Corporation shall not be required to include in its proxy statement for an annual meeting of shareholders more Nominees than that number of directors constituting 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 3A (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by (1) Nominees who the Board itself decides to nominate for election at such annual meeting; (2) Nominees who cease to satisfy, or Nominees of Nominating Shareholders that cease to satisfy, the eligibility requirements in this Section 3A, as determined by the Board; (3) Nominees whose nomination is withdrawn by the Nominating Shareholder or who become unwilling to serve on the Board; (4) the number of incumbent directors who had been Nominees with respect to any of the preceding two annual meetings of shareholders and whose reelection at the upcoming annual meeting is being recommended by the Board; and (5) the number of (A) incumbent directors who had been previously nominated pursuant to a duly provided notice by a shareholder pursuant to Section 3 of this Article II who were either elected or appointed to the Board (whether or not such notice was subsequently withdrawn or made the subject of a settlement with the Corporation) and whose reelection at the upcoming annual meeting is being recommended by the Board or (B) candidates for director that will be included in the Corporation’s proxy materials with respect to such annual meeting as unopposed (by the Corporation) pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders, but only to the extent the Maximum Number after such reduction with respect to this clause (5) equals or exceeds one. In the event that one or more vacancies for any reason occurs on the Board after the deadline for submitting a Nomination Notice as set forth in Section 3A(d) but before the date of the annual meeting, and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii)If the number of Nominees pursuant to this Section 3A for any annual meeting of shareholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Shareholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Shareholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 3A(d), a Nominating Shareholder or a Nominee ceases to satisfy the eligibility requirements in this Section 3A, as determined by the Board, a Nominating Shareholder withdraws its nomination or a Nominee becomes unwilling to serve on the Board, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c)Eligibility of Nominating Shareholder.

(i)An “Eligible Holder” is a person who has either (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 3A(c) continuously for the three-year period specified in Subsection (ii) below or (2) provides to the Secretary, within the time period referred to in Section 3A(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii)An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 3A only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (x) under common management and investment control, (y) under common management and funded primarily by a single employer or (z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in (x), (y) or (z) hereof. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 3A, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any shareholder cease to satisfy the eligibility requirements in this Section 3A, as determined by the Board, or withdraw from a group of Eligible Holders at any time prior to the annual meeting of shareholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group.

(iii)The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(iv)For purposes of this Section 3A, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both:

(A)the full voting and investment rights pertaining to the shares; and

(B)the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Eligible Holder, (3) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.

An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board.

(v)No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member only of the group that has the largest ownership position as reflected in the Nomination Notice.

(d)Nomination Notice. To nominate a Nominee, the Nominating Shareholder must, no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date that the Corporation commenced mailing or otherwise sending its proxy statement for the preceding year’s annual meeting of shareholders, submit in physical form (as distinguished from electronic or digital form) to the Secretary at the principal executive offices of the Corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 calendar days prior to such Other  Meeting  Date or the 10th calendar day following  the  day on which public announcement of such Other Meeting Date is first made:

(i)A Schedule 14N (or any successor form) relating to each Nominee, completed and filed with the SEC by the Nominating Shareholder as applicable, in accordance with SEC rules;

(ii)A written notice, in a form deemed satisfactory by the Board, of the nomination of each Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member):

(A)the information required with respect to the nomination of directors pursuant to Section 3 of this Article II;

(B)the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(C)a representation and warranty that the Nominating Shareholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(D)a representation and warranty that each Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;

(E)a representation and warranty that each Nominee:

(1)does not have any direct or indirect relationship with the Corporation that would cause the Nominee to be considered not independent pursuant to the Corporation’s Guidelines for Determining Director Independence as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded;

(2)meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded;

(3)is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(4)is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); and

(5)is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Nominee;

(F)a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 3A(c) and has provided evidence of ownership to the extent required by Section 3A(c)(i);

(G)a representation and warranty that the Nominating Shareholder intends to continue to satisfy the eligibility requirements described in Section 3A(c) through the date of the annual meeting;

(H)details of any position of a Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

(I)a representation and warranty that the Nominating Shareholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) under the Exchange Act with respect to the annual meeting, other than with respect to a Nominee or any nominee of the Board;

(J)a representation and warranty that the Nominating Shareholder will not use any proxy card other than the Corporation’s proxy card in soliciting shareholders in connection with the election of a Nominee at the annual meeting;

(K)if desired, a Supporting Statement; and

(L)in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(iii)An executed agreement, in a form  deemed  satisfactory by the  Board, pursuant to which the Nominating Shareholder (including each group member) agrees:

(A)to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B)to file any written solicitation or other communication with the Corporation’s shareholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C)to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or any of its Nominees with the

Corporation, its shareholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;

(D)to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder or any of its Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 3A;

(E)in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any group member), with the Corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 3A(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Corporation and any other recipient of such communication of (A) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (B) such failure; and

(iv)An executed agreement, in a form deemed satisfactory by the Board, by each Nominee:

(A)to provide to the Corporation such other information and certifications, including completion of the Corporation’s director questionnaire, as it may reasonably request;

(B)at the reasonable request of the Governance & Nomination Committee, to meet with the Governance & Nomination Committee to discuss matters relating to the nomination of such Nominee to the Board, including the information provided by such Nominee to the Corporation in connection with his or her nomination and such Nominee’s eligibility to serve as a member of the Board;

(C)that such Nominee has read and agrees, if elected, to serve as a member of the Board, to adhere to the Corporation’s Corporate Governance Principles, Code of Business Conduct and any other Corporation policies and guidelines applicable to directors; and

(D)that such Nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation that has not been disclosed to the Corporation, (ii) any agreement, arrangement or understanding with any person or entity as to how such Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (iii) any Voting Commitment that could limit or interfere with such Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law.

The information and documents required by this Section 3A(d) to be provided by the Nominating Shareholder shall be (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 3A(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been in physical form (as distinguished from electronic or digital form) delivered to or, if sent by mail, received by the Secretary.

(e)Exceptions.

(i)Notwithstanding anything to the contrary contained in this Section 3A, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s Supporting Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Nominee, if:

(A)the Corporation receives a notice pursuant to Section 3 of this Article II that a shareholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation;

(B)the Nominating Shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of shareholders to present the nomination submitted pursuant to this Section 3A, the Nominating Shareholder withdraws its nomination or the chairman of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 3A and shall therefore be disregarded;

(C)the Board determines that such Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with the Articles, these or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of the primary stock exchange on which the Corporation’s common stock is traded;

(D)such Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914; or

(E)the Corporation is notified, or the Board determines, that the Nominating Shareholder or the Nominee has failed to continue to satisfy the eligibility requirements described in Section 3A(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or such Nominee under this Section 3A;

(ii)Notwithstanding  anything  to  the  contrary  contained  in  this  Section 3A,  the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Nominee included in the Nomination Notice, if the Board determines that:

(A)such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B)such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(C)the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

Section 4.Vacancies. Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Corporation until such vacancy is filled or until the number of directors is changed as above provided. The remaining directors, though less than a majority of the authorized number of directors may, by a vote of a majority of the directors, fill any vacancy for the unexpired term.

Section 5.Removal. All the directors, all the directors of a particular class, or any individual director may be removed from office by the shareholders only for cause by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed.

Section 6.Organization Meeting. After each annual meeting of the shareholders, or special meeting held in lieu thereof, the newly elected directors, if a quorum thereof be present, shall hold an organization meeting at the same place or at such other time and place as may be fixed by the shareholders at their meeting or determined by the directors, for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason said organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

(a)Regular Meetings. Regular meetings of the directors may be held at such time and places within or without the State of Ohio as the Board may determine from time to time.

(b)Special Meetings. Special meetings of the directors may be held at any time within or without the State of Ohio, upon call by the Chairman of the Board, the President, or upon the written request of not less than one-third of the authorized number of directors.

(c)Notice of Meetings. Notice of each organization, regular or special meeting of directors shall be given to each director not less than twenty-four hours prior to such meeting either personally or by mail, telephone, facsimile, electronic mail or similar medium of communication. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular, or special meeting.

(d)Action by Written Consent. Any action that may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation. A facsimile, electronic mail, or any other electronic or other transmission capable of authentication that appears to have been sent by or on behalf of a director and that contains an affirmative vote or approval of such director is a signed writing for the purposes of this Section 10.

(e)Quorum and Adjournments. A majority of the directors then in office shall constitute a quorum. Any meeting, whether or not a quorum is present, may be adjourned from time to time and place to place within or without the State of Ohio by vote of a majority of the directors present without notice other than by announcement at the meeting. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present.

(f)Compensation. The directors are authorized to fix a reasonable retainer for directors or a reasonable fee for attendance at any meeting of the directors, the Executive Committee, or other committees elected under Article III, or any combination of retainer and attendance fee, provided that no compensation as director shall be paid to any director who is an employee of the Corporation or of a subsidiary. In addition to such compensation or fees provided for directors, they shall be reimbursed for any expenses incurred by them in traveling to and from such meetings.

(g)Emergency By-Laws. The directors are authorized to adopt emergency by-laws, subject to repeal or change by action of the shareholders, which shall be operative only during an emergency as defined in Section 1701.01(U) of the Ohio Revised Code. Such emergency by-laws may make such provisions and have such effect as are permitted by Section 1701.11 of the Ohio Revised Code.

Article III

Committees

Section 1.Membership and Organization of Executive Committee.

(a)The directors may, at any time, elect from their number an Executive Committee which shall consist of not less than three members and which shall include in any event the President, each of whom shall hold office during the pleasure of the directors and may be removed at any time, with or without cause, by vote thereof. The directors may elect one or more directors as alternate members of the Committee, who may take the place of any absent member or members at any meeting of the Committee.

(b)Vacancies occurring in the Committee may be filled by the directors.

(c)The Committee may appoint one of its own number as Chairman who shall preside at all meetings and may also appoint a Secretary (who need not be a member of the Committee) who shall keep its records and who shall hold office during the pleasure of the Committee.

Section 2.Meetings of Executive Committee.

(a)Stated meetings of the Committee may be held without notice of the time, place, or objects thereof and shall be held at such times and places within or without the State of Ohio as the Committee may from time to time determine.

(b)Special meetings may be held at any place within or without the State of Ohio and until otherwise ordered by the Committee shall be held at any time and place at the call of the Chairman or any two members thereof, upon such notice as the Committee may from time to time determine.

(c)The Committee may act without a meeting, by writing or writings signed by all its members. A facsimile, electronic mail, or any other electronic or other transmission capable of authentication that appears to have been sent by a member of the Committee and that contains an affirmative vote or approval of such member is a signed writing for the purposes of this Section 2(c).

(d)A majority of the members of the Committee shall be necessary for the transaction of any business, and at any meeting the Committee may exercise any or all of its powers and any business which shall come before any meeting may be transacted thereat, provided a majority of the Committee is present, but in every case the affirmative vote of a majority of all of the members of the Committee shall be necessary to any action by it taken.

Section 3.Powers of Executive Committee.  Except as its powers, duties, and functions may be limited or prescribed by the directors, during the intervals between the meetings of the directors the Committee shall possess and may exercise all the powers of the directors in the management and control of the business of the Corporation; provided, that the Committee shall not be empowered to declare dividends, elect officers, or fill vacancies among the directors or Executive Committee. All actions of the

Committee shall be reported to the directors at their meeting next succeeding such action and shall be subject to revision or alteration by the directors, provided that no rights of any third person shall be affected thereby.

Section 4.Other Committees. The directors may elect other committees from among the directors in addition to or in lieu of the Executive Committee and give to them any of the powers that under the foregoing provisions could be vested in an Executive Committee. Sections 1 and 2 of this Article III and the reporting requirements of Section 3 of this Article III shall be applicable to such other committees, except that the President need not be a member of any such committee.

Article IV

Officers

Section 1.Officers Designated. The directors at their organization meeting or special meeting held in lieu thereof shall elect a President, one or more Vice Presidents, a Secretary, and a Treasurer, and, in their discretion, a Chairman of the Board and such other officers as the directors may deem necessary. The Chairman of the Board and the President shall, and the other officers may, but need not, be chosen from among the directors. Any two or more of such offices, other than that of President and Vice President, Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity.

Section 2.Tenure of Office. The officers of the Corporation shall hold office until the next annual meeting of the directors and until their successors are chosen and qualified, except in case of resignation, death, or removal. The directors may remove any officer at any time with or without cause by a majority vote of the directors then in office. A vacancy, however created, in any office may be filled by election by the directors.

Section 3.Chairman of the Board. The Chairman of the Board, if any, shall preside at meetings of the shareholders and of the directors, and shall have such other powers and duties as from time to time may be prescribed by the directors.

Section 4.President. In the absence of the Chairman of the Board, the President shall preside at meetings of the shareholders and of the directors. He may execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Corporation and shall have such other powers and duties as may be prescribed by the directors.

Section 5.Chief Executive Officer. Either the Chairman of the Board or the President shall be designated by the directors as the chief executive officer of the Corporation and the one so designated shall have general supervision over its property, business, and affairs and shall perform all duties incident to such office, subject to the directions of the directors.

Section 6.Vice Presidents. The Vice Presidents shall have such powers and duties as may be prescribed by the directors or as may be delegated by the President. In the case of absence or disability of the President or when circumstances prevent the President from acting, the Vice Presidents, in the order designated by the directors, shall perform the President’s duties. In case the President and the Vice

President or Vice Presidents are absent or unable to perform their duties, the directors may appoint a President pro tempore.

Section 7.Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and of the directors. He shall keep such records as may be required by the directors, shall have charge of the seal of the Corporation, shall give all notices of shareholders’ and directors’ meetings required by law or by these Regulations or otherwise, provided that any person or persons entitled to call a shareholders’ or directors’ meeting may give such notice. The Secretary shall have such other powers and duties as the directors may prescribe.

Section 8.Treasurer. The Treasurer shall receive and have in charge all moneys, bills, notes, bonds, stocks and securities in other corporations, and similar property belonging to the Corporation and shall do with the same as may be ordered by the directors. He shall keep accurate financial accounts and hold the same open for inspection and examination of the directors. On the expiration of his term of office, he shall turn over to his successor or to the directors all property, books, papers, and moneys of the Corporation in his hands. The Treasurer shall have such other powers and duties as the directors may prescribe.

Section 9.Other Officers. Any Assistant Secretary or Assistant Treasurer and any other officer the directors may elect shall have such powers and duties as the directors may prescribe.

Section 10.Authority to Execute Documents. The authority of each Vice President, the Secretary, and the Treasurer to execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Corporation shall be coordinate with the like powers of the President, and any such instrument so executed by any Vice President, the Secretary, or the Treasurer shall be as valid and binding as though executed by the President.

Section 11.Delegation of Duties. The directors are authorized to delegate the duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

Section 12.Compensation. The directors are authorized to determine or to provide the method of determining the compensation of all officers.

Section 13.Bond. Any officer or employee, if required by the directors, shall give bond in such sum and with such security as the directors may require for the faithful performance of his duties.

Section 14.Signing Checks and other Instruments. The directors are authorized to determine or provide the method of determining the manner in which checks, notes, bills of exchange, and other obligations and instruments of the Corporation shall be signed, countersigned, or endorsed.

Article V

Indemnification

The Corporation shall indemnify any director or officer and any former director or officer of the Corporation and any such director or officer who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the power of the Corporation (i) to indemnify employees, agents and others to the extent not prohibited by law; (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer or employee of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such; and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities. Any repeal or modification of this Article V will not adversely affect any indemnification rights of any director or officer relating to any action that occurred prior to such amendment.

Article VI

Corporate Seal

The corporate seal of the Corporation shall be circular in form and contain the name of the Corporation.

Article VII

Control Share Acquisitions

Section 1701.831 of the Ohio Revised Code does not apply to “control share acquisitions” of shares of capital stock of the Corporation.

Article VIII

Amendments

These Regulations may be altered, changed, or amended in any respect or superseded by new regulations in whole or in part (i) by the Board, to the extent permitted by the Ohio Revised Code; (ii) by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal at any annual or special meeting called for such purpose; or (iii) without a meeting by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation. In case of adoption of any regulation or amendment by such written consent of shareholders, the Secretary shall enter the same in his records and mail a copy thereof to each shareholder entitled to vote who did not participate in the adoption thereof.